UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Convertible Promissory Notes

On February 28, 2019, Restoration Robotics, Inc. (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which the Company raised $5.0 million through the issuance of two unsecured subordinated convertible promissory notes (the “Notes”) to Frederic Moll, M.D., one of the Company’s directors, and Interwest Partners IX, LP, one of the Company’s stockholders affiliated with Gil Kliman, M.D., one of the Company’s directors (together, the “Investors”).

The maturity date of the Notes is August 28, 2020 (the “Maturity Date”). The Notes bear interest on the unpaid principal amount at a rate of eight percent (8.0%) per annum from the date of issuance. The Notes are unsecured and subordinate in priority to the Company’s existing obligations to Solar Capital, Ltd. under its amended loan and security agreement.

All of the outstanding principal and unpaid accrued interest on the Notes will automatically be converted into shares of the same class and series of capital stock of the Company issued to other investors in any Qualified Financing to occur after the date of the Notes, at a conversion price equal to the price per share of the securities of the Company sold in such Qualified Financing. A “Qualified Financing” means the first issuance or series of related issuances of capital stock of the Company after the date of the Notes with gross proceeds to the Company of at least $20 million.

Upon the occurrence of certain events of default or the Maturity Date, the Notes require the Company to repay the principal amount of the Notes and any unpaid accrued interest.

The foregoing description of the Note Purchase Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement and the Notes, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION ROBOTICS, INC.

Date: March 6, 2019	By:	/s/ Ryan Rhodes
Ryan Rhodes
President, Chief Executive Officer